UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38602	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK		73114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	CHAP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

Amended Support Agreements

On December 20, 2019 (the “Effective Time”), Chaparral Energy, Inc. (the “Company”) entered into an Amended and Restated Support Agreement with Strategic Value Partners, LLC (“SVP”) and certain investment funds directly and indirectly managed by SVP (the “Amended SVP Agreement”).

At the Effective Time, the Company also entered into an Amended and Restated Support Agreement with Contrarian Capital Management, L.L.C. (“Contrarian”) and certain private investment funds directly and indirectly managed by Contrarian (the “Amended Contrarian Agreement”).

Appointment of New Chief Executive Officer and President

As contemplated by the Amended SVP Agreement, Charles Duginski was appointed to be the Company’s Chief Executive Officer and President at the Effective Time. This executive transition is being made in connection with the departure of K. Earl Reynolds as Chief Executive Officer and President.

Change in Board Composition

The size of the Board was increased from seven to eight directors as of the Effective Time. Mr. Duginski was appointed to the Board to fill the new directorship created by the increase in the size of the Board.

At the same time, K. Earl Reynolds and Matthew D. Cabell resigned as directors. Pursuant to the Amended SVP Agreement, the number of individuals that SVP was entitled to designate to serve on the Company’s Board of Directors (the “Board”) increased from one to two (each, an “SVP Designee”). As of the Effective Time, SVP informed the Company that Michael Kuharski and Mark “Mac” McFarland would serve as the SVP Designees, replacing Marc Rowland in that role. Accordingly, Mr. Kuharski and Mr. McFarland were appointed as directors to fill the vacancies created by the resignations of Mr. Reynolds and Mr. Cabell. Even though Mr. Rowland is no longer serving on the Board as an SVP Designee, Mr. Rowland will remain on the Board, serving as Chairman of the Board.

Pursuant to the Amended Contrarian Agreement, Contrarian is no longer entitled to designate anyone for members on the Board.

Second Amended and Restated Bylaws

In connection with the Amended Support Agreements, the Board amended and restated the Company’s Amended and Restated Bylaws to create a position of Designated Independent Director and appointed Kenneth W. Moore, an existing director, to serve in that role. The amendment and restatement also modified the process for calling special meetings of stockholders.

Item 1.01.	Entry into a Material Definitive Agreement

Amended SVP Agreement. The description in Item 5.02 of the Amended SVP Agreement provided under the heading “Amended and Restated Support Agreement with SVP” (including the related indemnification agreements for the SVP Designees) is incorporated by reference into this Item 1.01.

Amended Contrarian Agreement. The description in Item 5.02 of the Amended Contrarian Agreement provided under the heading “Amended and Restated Support Agreement with Contrarian,” is incorporated by reference into this Item 1.01.

Duginski Employment Agreement and Grant Agreements. The description in Item 5.02 of Mr. Duginski’s employment agreement (including the related indemnification agreement, equity award grant agreements and cash incentive grant agreements) provided under the heading “Duginski Employment Agreement,” is incorporated by reference into this Item 1.01.

Reynolds Separation Agreement. The description in Item 5.02 of Mr. Reynolds’ separation and release agreement provided under the heading “Reynolds Separation Agreement ” is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 5.02 below regarding the termination of the Amended and Restated Employment Agreement, dated as of March 17, 2017, by and among of K. Earl Reynolds, the Company and Chaparral Energy, L.L.C. (the “Reynolds Employment Agreement”) is incorporated by reference into this Item 1.02.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Support Agreement with SVP

On June 6, 2018, the Company entered into a Support Agreement with SVP (the “Original SVP Support Agreement”). At the time the Original SVP Support Agreement was signed, SVP and its affiliated entities beneficially owned approximately 16.8% of the issued and outstanding shares of common stock of the Company. David Geenberg, co-head of SVP’s North American investment team, was originally designated as the SVP Designee. Effective as of March 11, 2019, Mr. Geenberg resigned from the Board, and SVP appointed Marc Rowland, who was not an officer or employee of SVP, to serve as the SVP Designee on the Board. Through a series of open market purchases of common stock from March 18, 2019 until July 17, 2019, SVP and its affiliated entities increased their ownership in the Company to approximately 30% of the issued and outstanding shares of common stock.

As a result of this increase in SVP’s ownership position in the Company, the Company and SVP have discussed amending the Original SVP Support Agreement to, among other things, increase SVP’s representation on the Board and provide for a change in the Company’s Chief Executive Officer. On December 20, 2019, the Company and SVP entered into the Amended SVP Agreement, which, among other things, increased the number of SVP Designees from one to two. Furthermore, the Company agreed that Mr. Rowland would remain on the Board, even though he no longer serves an SVP Designee.

Pursuant to the Amended SVP Agreement, the following actions were taken at the Effective Time. The taking of each of these actions was a condition to SVP’s agreeing to the terms and obligations set forth in the Amended SVP Agreement:

•	the authorized number of directors on the Board was increased from seven to eight;

•	Mr. Reynolds, the Company’s Chief Executive Officer, President and director, resigned from such positions;

•

Mr. Cabell resigned as a director, as well as Chairman of the Compensation Committee of the Board (the “Compensation Committee”) and a member of the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”);

•	Mr. Rowland ceased to be an SVP Designee and became instead a mutually-designated independent director (the “Mutual Independent Director”);

•

Mr. Rowland was appointed Chairman of the Board. (Mr. Rowland had been appointed Chairman of the Board on an interim basis in July 2019, but, as a result of the Board’s action at the Effective Time, Mr. Rowland no longer serves on an interim basis);

•

SVP designated Michael Kuharski and Mark “Mac” McFarland as SVP Designees, and those two SVP Designees were appointed to the Board to fill the vacancies created by the resignations of Mr. Reynolds and Mr. Cabell;

•	Mr. McFarland was appointed as a member of the Compensation Committee;

•	Mr. Kuharski was appointed as a member of the Nominating and Governance Committee, filling the role that had been previously filled by Mr. Rowland; and

•

Mr. Duginski was appointed Chief Executive Officer and President of the Company and was also appointed as a director to fill the new directorship created by the increase in the number of authorized directors on the Board.

Information about the SVP Designees. Mr. Kuharski (age 35) is a Director on the North American Investment Team of SVP. Prior to joining SVP in September 2017, Mr. Kuharski was an Investment Analyst at Eton Park Capital Management beginning in March 2014, where he worked with the US Fundamental Team focused on investing across the capital structure in a range of different industries. From August 2012 to March 2014, Mr. Kuharski was an Analyst in Public Equities at York Capital Management. He was with KKR & Co. in the Private Equity Group from 2008 to 2010 and with Merrill Lynch in the Mergers & Acquisitions Group from 2006 to 2008. He received Bachelor of Arts degrees in both Finance and Economics from the University of St. Thomas and an MBA from Harvard Business School.

Mr. McFarland (age 50) is the Executive Chairman of the Board of Directors of GenOn Energy, Inc. (“GenOn”). Mr. McFarland has more than 25 years of experience and has held numerous executive positions with a broad range of responsibilities including operations, finance, commodity risk management and mergers and acquisitions. Prior to GenOn’s reorganization in 2018, Mr. McFarland served as GenOn’s President and Chief Executive Officer, where he led a strategic separation of the company from its parent, NRG Energy, Inc. through a pre-arranged bankruptcy. Prior to joining GenOn in 2017, Mr. McFarland served as Chief Executive Officer of Luminant Energy Company LLC (“Luminant”), an electric utility, where he oversaw a strategic realignment of the company’s organization. He was also Chief Commercial Officer and Executive Vice President of Luminant from 2008 to 2013. In between his two tenures at Luminant, Mr. McFarland was Chairman of the Board of Directors for the Comanche Peak Development Company. Mr. McFarland was also Senior Vice President of Corporate Development at the Exelon Corporation from 2005 to 2008 and Vice President of the Exelon Generation Power Team from 2003 to 2005. Mr. McFarland is also a director of TerraForm Power, Inc., for which he serves as lead independent director. He received his Bachelor of Science degree in Civil Engineering from Virginia Polytechnic Institute and State University and his MBA from the University of Delaware.

SVP Designees’ Independence. The Board and the Nominating and Governance Committee determined that each of Mr. Kuharski and Mr. McFarland is an “independent director” in accordance with the independence requirements of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”).

SVP Designees’ Compensation as Directors; Indemnification Agreements. Mr. McFarland will be entitled to receive compensation as a member of the Board in accordance with the non-employee director compensation programs described under “Director Compensation” in the Company’s Amendment No. 1 to Annual Report on Form 10-K/A filed with the SEC on April 29, 2019 (collectively, “Non-Employee Director Compensation Programs”). Except for the Amended SVP Agreement, there are no other awards of compensation, material arrangements or understandings between Mr. McFarland and any other person pursuant to which Mr. McFarland was elected to serve as director that are not described above, and there are no transactions with Mr. McFarland that would be reportable under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In accordance with SVP’s policies, Mr. Kuharski will waive his rights to receive any compensation as a member of the Board and will not participate in any Non-Employee Director Compensation Programs. Except for the Amended SVP Agreement, there are no other awards of compensation, material arrangements or understandings between Mr. Kuharski and any other person pursuant to which Mr. Kuharski was elected to serve as director that are not described above, and there are no transactions with Mr. Kuharski that would be reportable under Item 404(a) of Regulation S-K.

Effective as of the Effective Time, each of Mr. McFarland and Mr. Kuharski entered into an indemnification agreement with the Company in the form previously filed as Exhibit 10.1 to the Company’s Amendment No. 1 to Form 10-K on Form 10-K/A on April 29, 2019, which is incorporated by reference herein.

Conditions to SVP’s Right Designate SVP Designees. If SVP and its affiliated entities cease to beneficially own at least 8% of the Company’s then outstanding shares of common stock (or, if less, 3,719,850 shares) (the “One Director Condition”), then SVP will no longer be entitled to designate any directors. In addition, if SVP or any of its affiliates materially breaches the Amended SVP Agreement and fails to cure such breach, SVP will no longer be entitled to designate any directors. In that circumstance, then the resignations described below for all SVP Designees will become effective at that time, if accepted by the Board.

If SVP and its affiliated entities (i) cease to beneficially own at least 16% of the Company’s then outstanding shares of common stock (or, if less, 7,439,700 shares), but (ii) still satisfy the One Director Condition, then SVP will be entitled to designate one director, but not two directors. In that circumstance, then the resignation described below for one SVP Designee (but not both) will become effective at that time, if accepted by the Board.

In accordance with the Amended SVP Agreement, Mr. Kuharski and Mr. McFarland each provided the Company with an irrevocable resignation letter that will become effective, subject to the Board’s acceptance, upon the occurrence of the events described above relating to SVP’s minimum ownership thresholds or a material breach of the Amended SVP Agreement and failure to cure such breach.

2020 Annual Meeting. Under the Amended SVP Agreement, the Company has agreed to hold the 2020 Annual Meeting no later than May 29, 2019.

Under the Amended SVP Agreement, if, prior to the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”) any independent director who is not affiliated or associated with SVP and who has not ever been an SVP Designee on the Board (each, a “Specified Independent Director”) resigns as a director or informs the Board that he or she will not stand for re-election at the 2020 Annual Meeting, then that director’s replacement must also meet the requirements to be a Specified Independent Director. That replacement will be recommended by the Nominating and Governance Committee for approval by the Board, and the only candidates that the Board may consider will be those candidates recommended by the Nominating and Governance Committee. The Amended SVP Agreement requires that a majority of the Nominating and Governance Committee and a majority of the Compensation Committee consist of Specified Independent Directors.

If, prior to the 2020 Annual Meeting, the Mutual Independent Director resigns as a director or informs the Board that he or she will not stand for re-election at the 2020 Annual Meeting, then that director’s replacement must meet the independence standards of the NYSE and the SEC (but not the Specified Independent Director requirements) and must be consented to by the SVP Designees.

Subject to the procedures described above, the Amended SVP Agreement provides that the Specified Independent Directors and the Mutual Independent Directors (including any replacements appointed as described above), will be nominated to stand for election at the 2020 Annual Meeting.

The Amended SVP Agreement provides that if (i) the Chairman of the Board resigns from that position or as a director and (ii) SVP and its affiliated entities satisfy the One Director Condition, then if the replacement Chairman of the Board must be appointed by a majority of the total number of authorized directors (regardless of how many vacancies then exist) (the “Whole Board”). Furthermore, if SVP and its affiliated entities satisfy the One Director Condition, then a vote of a majority of the Whole Board is required to remove the Chief Executive Officer or to appoint a new Chief Executive Officer.

Standstill and Voting Restrictions under the Amended SVP Agreement. Pursuant to the Amended SVP Agreement, SVP has agreed, at least until end of the standstill period, not to acquire beneficial ownership in excess of 31% of the Company’s issued and outstanding shares of common stock. The Amended SVP Agreement also includes, among other provisions, certain additional standstill and voting commitments by SVP, including a voting commitment that SVP will vote in favor of (i) any director nominees recommended by the Board to the stockholders for election and (ii) other routine matters submitted by the Board to the stockholders for a vote. The standstill period generally expires upon the conclusion of the 2020 Annual Meeting (or, if earlier, 120 days after that each SVP Designee ceases to serve on the Board). However, SVP has agreed that it will not participate in a proxy contest or propose an alternative slate of directors at any time prior to the 90th day after the conclusion of the 2020 Annual Meeting. The Amended SVP Agreement also included a mutual release of certain claims by SVP and the Company.

This description of the Amended SVP Agreement is qualified in its entirety by reference to the full text of the Amended SVP Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Amended and Restated Support Agreement with Contrarian

On August 8, 2018, the Company entered into a Support Agreement with Contrarian (the “Original Contrarian Support Agreement”), which permitted Contrarian to designate one individual to serve on the Board (the “Contrarian Designee”). At the time the Original Contrarian Support Agreement was signed, Contrarian and its affiliated entities beneficially owned a total of approximately 8.32% of the issued and outstanding shares of the Company’s common stock. Graham Morris was originally designated as the Contrarian Designee. Effective as of March 11, 2019, Mr. Morris resigned from the Board, and Contrarian never subsequently named a replacement Contrarian Designee.

On December 20, 2019, at the Effective Time, the Company entered into the Amended Contrarian Agreement with Contrarian. At the Effective Time, Contrarian informed the Company that Contrarian and its affiliated entities beneficially owned a total of approximately 8.84% of the issued and outstanding shares of the Company’s common stock.

Termination of Contrarian’s Right to Designate Directors. Pursuant to the Amended Contrarian Agreement, Contrarian is no longer entitled to designate anyone to serve on the Board.

Standstill and Voting Restrictions under the Amended SVP Agreement. Pursuant to the Amended Contrarian Agreement, Contrarian has agreed, at least until the conclusion of the 2020 Annual Meeting, not to acquire beneficial ownership in excess of 15% of the Company’s issued and outstanding shares of common stock. The Amended Contrarian Agreement also includes, among other provisions, certain additional standstill and voting commitments by Contrarian, including a voting commitment that Contrarian will vote in favor of (i) any director nominees recommended by the Board to the stockholders for election and (ii) other routine matters submitted by the Board to the stockholders for a vote. The standstill period generally expires upon the conclusion of the 2020 Annual Meeting. However, Contrarian has agreed that it will not participate in a proxy contest or propose an alternative slate of directors at any time prior to the 90th day after the conclusion of the 2020 Annual Meeting. The Amended Contrarian Agreement also included a mutual release of certain claims by Contrarian and the Company.

This description of the Amended Contrarian Agreement is qualified in its entirety by reference to the full text of the Amended Contrarian Agreement, which is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

Chief Executive Officer Transition

At the Effective Time, the Board appointed Charles Duginski as the Company’s Chief Executive Officer and President. This executive transition is being made in connection with the departure of K. Earl Reynolds as Chief Executive Officer and President.

Mr. Duginski (age 48) has more than 25 years of experience in the oil and natural gas industry. Prior to joining Chaparral, he served at Tapstone Energy, LLC (“Tapstone”) as Senior Vice President and Chief Operating Officer from February 2017 to December 2019, and was appointed to the Board of Directors of Tapstone in January 2019. Prior to joining Tapstone, he served as Chief Operating Officer of Echo Energy from July 2016 until February 2017. From October 2013 to June 2016, Mr. Duginski served as Vice President – Southern Region Production of Continental Resources, Inc., where he had operational and technical leadership responsibilities for the Anadarko Basin. From November 2004 until October 2013, Mr. Duginski held various positions at Chesapeake Energy Corporation, including District Manager – Haynesville, then Vice President – Haynesville/Barnett Business Unit. He began his career in technical roles at Mobil Oil and ExxonMobil. Mr. Duginski holds a Bachelor of Science degree in Mechanical Engineering from the University of Oklahoma.

Except for the Amended SVP Agreement, there is no arrangement or understanding between Mr. Duginski and any other person pursuant to which he was appointed as an executive officer or director of the Company, and there are no related party transactions in which Mr. Duginski has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K. In addition, there is no family relationship between Mr. Duginski and any of the Company’s directors or other executive officers.

Duginski Employment Agreement

Mr. Duginski’s Employment Agreement (the “Duginski Employment Agreement”) became effective at the Effective Time. It is effective through December 20, 2022, after which the term will be automatically extended so as to terminate on December 20, 2024, and subsequently will be automatically extended so as to terminate on each anniversary thereafter. However, if notice of termination is properly given by the Company or Mr. Duginski prior to a renewal date, then the Duginski Employment Agreement will terminate on that renewal date.

Base Salary and Annual Bonus. Pursuant to the Duginski Employment Agreement, Mr. Duginski is entitled to an initial base salary of $525,000 per year, subject to increase (but not decrease) by the Compensation Committee. Mr. Duginski will also be entitled to an annual performance bonus if certain performance criteria are met, with a target of 100% of base salary.

Sign-on Bonus. Mr. Duginski will also receive a $225,000 sign-on bonus, payable in cash in payable in cash in four equal installments within 30 days after the beginning of the first four fiscal quarters immediately following Mr. Duginski’s December 20, 2019 commencement date, subject to Mr. Duginski’s continued employment on the applicable payment date. However, if Mr. Duginski is terminated by the Company for Cause or resigns for any reason other than Good Reason, in each case, prior to the 24-month anniversary of his commencement date, then Mr. Duginski will be required to repay any portion of the sign-on bonus that he received prior to his date of termination (net of any taxes he has paid or is required to pay with respect to the sign-on bonus). Both “Cause” and “Good Reason” are defined in the Duginski Employment Agreement and are summarized below.

Inducement Restricted Stock Grants. As an inducement for Mr. Duginski to join the Company as its Chief Executive Officer and President, Chaparral is granting to Mr. Duginski restricted stock awards (the “Inducement Equity Grants”) that consist of (i) 688,073 time-based restricted common shares that will vest in equal annual installments over three years and (ii) 1,032,110 time- and performance-based restricted common shares (based on achieving 150% of the target grant of 688,073 time- and performance-based shares). Under the terms of the grant agreement for the performance-vesting shares, the number of restricted shares that will become vested (and not forfeited) over the three-year vesting period will range from 0 to 1,032,110 shares (150% of the target grant), depending on the Company’s attainment of the performance measures set forth in that grant agreement. These inducement equity awards will be made outside the terms of Chaparral’s 2019 Long-Term Incentive Plan, in reliance on the exemption under NYSE Listed Company Manual Rule 303A.08.

If, within 18 months after a Change in Control (as defined in the Duginski Employment Agreement), Mr. Duginski is terminated by the Company without Cause or if Mr. Duginski resigns for Good Reason, then 100% of the unvested portion of the Inducement Equity Grants would vest on the termination date, with performance assumed to be achieved at the target performance level. Full vesting also occurs if a Change in the Inducement Equity Grants are not assumed by the acquirer in connection with a Change in Control, regardless of whether a termination of employment occurs.

In the event of a termination of employment as a result of Mr. Duginski’s death or Disability, a termination by the Company without Cause or a termination by Mr. Duginski for Good Reason (other than in connection with a Change in Control, as described above, if applicable), the portion of the Inducement Equity Grants that was scheduled to vest on the next regularly scheduled vesting date immediately following the termination date will vest on the termination date, with performance goals assumed to be achieved at the target performance level.

If Mr. Duginski’s employment is terminated for any reason other than as a result of Mr. Duginski’s death or Disability, by the Company without Cause or by Mr. Duginski with Good Reason (other than in connection with a Change in Control, as described above, if applicable), then Mr. Duginski shall forfeit any unvested portion of the Inducement Equity Grants as of the termination date.

The form of grant agreement for the time-based restricted stock grant is attached to the Duginski Employment Agreement as Exhibit B-1 and is filed as Exhibit 99.5 to this Current Report on Form 8-K. The form of grant agreement for the time- and performance-based restricted stock grant is attached to the Duginski Employment Agreement as Exhibit B-2 and is filed as Exhibit 99.6 to this Current Report on Form 8-K. Each of those forms of grant agreement is incorporated by reference into this description.

Cash Incentive Awards. Mr. Duginski has also been granted cash incentive awards that consist of (i) a $262,500 time-based cash award that will vest in equal annual installments over three years and (ii) a $262,500 time- and performance-based cash award (based on achieving 100% of the target amount). Under the terms of the award agreement for the time- and performance-based cash award, the amount payable (and not forfeited) under that award over the three-year vesting period will range from $0 to $393,750 (150% of the target grant), depending on the Company’s attainment of the performance measures set forth in that award agreement.

The vesting and forfeiture provisions described above for the Inducement Equity Grants apply to the two cash incentive awards described above in substantially the same manner.

The cash incentive award agreement for the time-based cash incentive award is filed as Exhibit 99.7 to this Current Report on Form 8-K. The form of cash incentive award agreement for the time- and performance-based cash incentive award is filed as Exhibit 99.8 to this Current Report on Form 8-K. Each of those cash incentive award agreements is incorporated by reference into this description.

Termination of Employment. If Mr. Duginski is terminated by the Company for Cause or Mr. Duginski terminates his employment other than for Good Reason, the Company will make no further payments under the Duginski Employment Agreement other than the following accrued benefits:

•	the base salary to which he is entitled immediately prior to such termination;

•	any annual bonus that (x) relates to a completed performance period and (y) has been earned but not yet paid on or prior to Mr. Duginski’s termination date;

•	accrued but unpaid vacation pay through Mr. Duginski’s termination date; and

•	reimbursement for any unpaid business expenses that are reimbursable in accordance with the Company’s policies.

Should Mr. Duginski be terminated by the Company without Cause or should Mr. Duginski resign for Good Reason, Mr. Duginski will receive his accrued benefits, and subject to Mr. Duginski’s continuing compliance with the nondisclosure, non-compete, non-solicitation, non-hire and non-disparagement provisions in the Duginski Employment Agreement, Mr. Duginski will be entitled to certain severance benefits, as described below. Mr. Duginski’s severance benefits consist of cash payments in an aggregate amount equal to the sum of:

•	18 months of Mr. Duginski’s base salary; plus

•	150% of Mr. Duginski’s bonus target; plus

•

18 months of the monthly premium necessary to continue Mr. Duginski’s existing group health, dental and vision (and any such coverage of his eligible depends enrolled prior to his termination date), calculated in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), but is payable regardless of whether Mr. Duginski elects a benefit under COBRA.

Fifty percent of these cash amounts would be paid in a lump sum on the Company’s first payroll date occurring on or after the 60th day following the termination date. The remaining 50% would be paid in the form of salary continuation for a period of 12 months following the termination date. If, within 18 months after a Change in Control (as defined in the Duginski Employment Agreement), Mr. Duginski is terminated by the Company without Cause or if Mr. Duginski resigns for Good Reason, (i) the base salary component of the severance benefit described above would be increased from 18 months to 24 months and (ii) the bonus target component would be increased from 150% to 200%.

Cause and Good Reason. For purposes of the Duginski Employment Agreement, “Cause” means (i) conviction of, or entry by Mr. Duginski of a guilty or no contest plea to, a felony or crime involving moral turpitude; (ii) willful commission of an act of fraud or willful dishonesty resulting in economic or financial injury to the Company or any affiliate; (iii) willful failure to substantially perform or gross neglect of duties, including, the willful failure to follow any lawful directive of the Board, within the reasonable scope of Mr. Duginski’s duties; (iv) performance of acts materially detrimental to the Company or any affiliate, unless such acts were made in good faith or were otherwise approved in advance by the Board; (v) use of narcotics, alcohol, or illicit drugs in a manner reasonably expected to have a material detrimental effect on Mr. Duginski’s performance of his duties as a Company employee; (vi) violating any rule or policy adopted by the Company or any affiliate that results in material injury to the Company or an affiliate; (vii) material breach of the Duginski Employment Agreement; or (viii) any other willful acts or omissions that would reasonably be expected to be contrary to the best interests of the Company or any affiliate that has caused, or is likely to cause, material harm to one or more of them.

For purposes of the Duginski Employment Agreement, “Good Reason” means (i) a material diminution of Mr. Duginski’s authority, duties or responsibilities; (ii) a material diminution of Mr. Duginski’s base salary; (iii) the Company’s granting to another employee a total combined base salary and annual target bonus opportunity that exceeds Mr. Duginski’s combined total; (iv) the Company’s requiring Mr. Duginski to be based at any office or location that is more than 50 miles from Oklahoma City, Oklahoma; or (v) the Company’s material breach of the Duginski Employment Agreement.

Restrictive Covenants. As consideration for the Company entering into the Duginski Employment Agreement, Mr. Duginski has agreed that, during the term of his employment and for a period of 12 months following his date of termination, he will not solicit, direct or attempt to solicit or divert any customer of the Company or an affiliate of the Company or solicit or hire any employee or consultant of the Company. Furthermore, during the 12-month period following his date of termination, Mr. Duginski has agreed not to engage in certain activities in any county in which the Company operates on the date of termination. Mr. Duginski has also agreed not to disparage the Company or any of its officers, director other affiliates. This non-disparagement provision is not subject to a time limit.

Should Mr. Duginski be terminated by the Company without Cause or should Mr. Duginski resign for Good Reason, then, upon Mr. Duginski’s material breach of any of the restrictive covenants described above, the Company will be entitled to cease payment of any remaining installments of Mr. Duginski’s severance payment and to be repaid any portion of the severance payment that has already been paid (net of any taxes Mr. Duginski had paid or is required to pay in respect of that portion of the severance payment). Furthermore, if Mr. Duginski’s employment is terminated by the Company for Cause or by Mr. Duginski without Good Reason, then, upon Mr. Duginski’s material breach of any of the restrictive covenants described above, Mr. Duginski has agreed to pay the Company an amount equal to 150% of the sum of Mr. Duginski’s base salary and bonus target for the year in which his termination date occurs.

Indemnification Agreement. Effective as of the Effective Time, the Company also entered into an indemnification agreement with Mr. Duginski in the form previously filed as Exhibit 10.1 to the Company’s Amendment No. 1 to Form 10-K on Form 10-K/A on April 29, 2019, which is incorporated by reference herein.

The foregoing description of the Duginski Employment Agreement and the related restricted stock grants and cash incentive awards does not purport to be complete and is qualified in its entirety by reference to the full text of the Duginski Employment Agreement (filed as Exhibit 99.4 to this Current Report on Form 8-K and incorporated herein by reference) and the related grant agreements (filed as Exhibits 99.5, 99.6, 99.7 and 99.8 to this Current Report on Form 8-K and incorporated herein by reference).

Reynolds Separation Agreement

Mr. Reynolds resigned from all positions with the Company and its subsidiaries as of the Effective Time, including as Chief Executive Officer, President and director. However, he will continue to be an employee under the Reynolds Employment Agreement until December 27, 2019 (the “Reynolds Separation Date”). Mr. Reynolds’ resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Reynolds’ departure, at the Effective Time, the Company and Mr. Reynolds signed a Separation and Release Agreement (the “Reynolds Separation Agreement”). The Reynolds Separation Agreement provides that Mr. Reynolds will remain employed and provide transition services to the Company until the Reynolds Separation Date. He will continue to receive his current rate of base salary and employee benefits, as in effect immediately prior to Effective Time, until the Reynolds Separation Date.

Accrued Benefits. Under the terms of the Reynolds Employment Agreement, Mr. Reynolds is entitled to receive his unpaid salary and accrued but unpaid vacation pay, in each case, through the Reynolds Separation Date. He is also entitled to reimbursement for any unpaid business expenses that are reimbursable in accordance with the Company’s policies. He is also entitled to any vested benefits under the Company’s 401(k) plan. All of Mr. Reynolds unvested equity awards (consisting of 350,000 unvested restricted stock units and 173,311 unvested restricted common shares) will be forfeited as of the Reynolds Separation Date.

Separation Benefits. The Reynolds Separation Agreement also provides for certain separation benefits in exchange for a release of claims. Mr. Reynolds will receive (i) an initial separation payment of $286,500 on or before December 31, 2019, (ii) the full amount of his annual bonus for 2019, payable when the Company pays annual bonuses to its executives and (iii) a separation payment equal to the sum of (A) 1.5 times his final base salary of $572,858 plus (B) 1.5 times his annual bonus for 2019, payable as salary continuation for 18 months following the Reynolds Separation Date. In accordance with the Company’s 2019 annual bonus program for executives, the amount of Mr. Reynolds’ annual bonus for 2019 has not yet been determined. By way of illustration, if his 2019 annual bonus is earned at target (100% of his $572,858 base salary), then the amount of the separation payment described in clause (iii) above would be $1,718,574. Depending on the final amount of Mr. Reynolds’ 2019 annual bonus, this separation payment would be adjusted higher or lower.

Restrictive Covenants. Mr. Reynolds has agreed that, for a period of 18 months following the Reynolds Separation Date, he will not solicit, direct or attempt to solicit or divert any customer of the Company or a Company affiliate. He has already agreed during that 18-month period not to solicit, hire or seek to hire any employee or consultant of the Company, subject to certain customary exceptions. Furthermore, during the 12-month period following the Reynolds Separation Date, Mr. Reynolds has agreed not to engage in certain activities in the SCOOP, STACK and MERGE oil and gas plays in Oklahoma. The Reynolds Separation Agreement contains mutual non-disparagement provisions, without limitation as to time.

The foregoing description of the Reynolds Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Reynolds Separation Agreement attached as Exhibit 99.3 to this Current Report on Form 8-K.

Supplemental Compensation Arrangements for Certain Non-Employee Directors; Designated Independent Director Compensation

In recognition of Matthew Cabell’s voluntary resignation from the Board in order to facilitate the corporate governance changes contemplated by the Amended SVP Agreement, the Compensation Committee and the Board (with Mr. Cabell recusing himself) partially accelerated Mr. Cabell’s existing equity grants. Under the terms of the partial acceleration, the Compensation Committee accelerated the vesting of the two tranches of restricted stock awards that would have become vested if Mr. Cabell had remained a director until the 2020 Annual Meeting. As a result, a total of 10,000 unvested restricted stock units and 6,046 restricted shares became vested at the Effective Time. Mr. Cabell’s remaining 6,046 unvested restricted shares were forfeited at the Effective Time. Furthermore, Mr. Cabell will receive the director and committee fees he would have received for the full fourth quarter of 2019, even though his resignation became effective on December 20, 2019.

Furthermore, in recognition of the significant amount of time that Kenneth Moore, Chairman of the Nominating and Governance Committee, and Matthew Cabell, Chairman of the Compensation Committee, devoted to the corporate governance changes and executive transition contemplated by the Amended SVP Agreement, the Compensation Committee and the Board (with both Mr. Moore and Mr. Cabell recusing themselves) awarded each of those committee chairmen a supplemental cash fees of $20,000, payable promptly following the Effective Time.

The description in Item 5.03 of the compensation for the Designated Independent Director is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Company’s entry into the Support Agreement Amendments, the Company’s Amended and Restated Bylaws (the “Existing Bylaws”) were amended and restated in the manner described in this Item 5.03. The Board adopted the Second Amended and Restated Bylaws (the “Amended Bylaws”) on December 20, 2019, effective as of the Effective Time. In accordance with the Existing Bylaws, the Amended Bylaws were adopted by a vote of a majority of the Whole Board.

The Amended Bylaws added a new Section 3.8 to establish the position of Designated Independent Director. The Amended Bylaws provide that the Designated Independent Director may (i) assist in the development of agendas for meetings of the Board and (ii) call meetings of the Board of Directors. The Designated Independent Director, if any, will be chosen from among the directors by a majority vote of the Whole Board and may not be removed from such role without a majority vote of the Whole Board.

After adopting the Amended Bylaws, the Board appointed Kenneth W. Moore to serve as Designated Independent Director, effective as of the Effective Time. Mr. Moore is an existing member of the Board, and will continue to serve as Chairman of the Nominating and Governance Committee of the Board. The Board, after receiving the recommendation of the Compensation Committee, set the compensation for the Designated Independent Director at $20,000 per year, which is the same compensation as the Chairman of the Board’s Audit Committee.

The Amended Bylaws also modified the process for calling special meetings of stockholders. The Existing Bylaws provided that a special meeting of stockholders could be called by the Board (by a vote of a majority of the directors at a meeting at which a quorum was present), the Chairman of the Board or the holders of a majority of the total voting power of all the shares of the Company entitled to vote generally in the election of directors. Under the Amended Bylaws, a special meeting of stockholders can be called by the Chairman of the Board, the Board (by a vote of a majority of the Whole Board, or half of the Whole Board if the Whole Board is an even number) or the holders of a majority of the total voting power of all the shares of the Company entitled to vote generally in the election of directors.

This summary is qualified in its entirety by reference to the full text of the Amended Bylaws, which are attached to this Current Report on Form 8-K as Exhibit 3.1, and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On December 23, 2019, the Company issued a press release with respect to the appointment of Mr. Duginski as Chief Executive Officer, President and director of the Company, as well as the resignation of Mr. Reynolds from those same positions. The press release also discloses the appointments of Mr. Kuharski and Mr. McFarland as directors, as well as the resignation of Mr. Cabell as a director. The press release also discloses that the Inducement Equity Grants were made to Mr. Duginski in reliance on the exemption under NYSE Listed Company Manual Rule 303A.08. The full text of the press release is furnished with this Report as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 of this current report on Form 8-K, including Exhibit 99.9 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of the Company, dated as of December 20, 2019

99.1	Amended and Restated Support Agreement, dated as of December 20, 2019, by and among Strategic Value Partners, LLC, certain investment funds directly and indirectly managed by Strategic Value Partners, LLC, and Chaparral Energy, Inc.

99.2	Amended and Restated Support Agreement, dated as of December 20, 2019, by and among Contrarian Capital Management, L.L.C., certain private investment funds directly and indirectly managed by Contrarian, Capital Management, L.L.C. and Chaparral Energy, Inc.

99.3†	Separation and Release Agreement, dated as of December 20, 2019, by and among Chaparral Energy, Inc., Chaparral Energy, L.L.C. and K. Earl Reynolds.

99.4†	Employment Agreement, dated as of December 20, 2019, by and among Chaparral Energy, Inc., Chaparral Energy, L.L.C. and Charles Duginski.

99.5†	Form of Restricted Stock Award Agreement by and between Chaparral Energy, Inc., and Charles Duginski, together with related Restricted Stock Award Notice (3-Year Time-Based Vesting)

99.6†	Form of Restricted Stock Award Agreement by and between Chaparral Energy, Inc., and Charles Duginski, together with related Restricted Stock Award Notice (3-Year Performance-Based Vesting)

99.7†	Cash Incentive Award Agreement, dated as of December 20, 2019, by and between Chaparral Energy, Inc., and Charles Duginski, together with related Cash Incentive Award Notice (3-Year Time-Based Vesting)

99.8†	Cash Incentive Award Agreement, dated as of December 20, 2019, by and between Chaparral Energy, Inc., and Charles Duginski, together with related Cash Incentive Award Notice (3-Year Performance-Based Vesting)

99.9	Press Release of Chaparral Energy, Inc., dated December 23, 2019.

†	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPARRAL ENERGY, INC.

Dated: December 27, 2019	By:	/s/ Scott Pittman
	Name: Title:	Scott Pittman Chief Financial Officer and Senior Vice President